TH LEE, PUTNAM CAPITAL MANAGEMENT LLC

                                 CODE OF ETHICS


A.       Introduction.
---------------------

         The purpose of this Code of Ethics is to prevent Access Persons (as defined below) of TH Lee, Putnam Capital Management LLC (the "Advisor") from engaging in any act, practice or course of business prohibited by paragraph (b) of Rule 17j-l (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"). This Code of Ethics is required by paragraph (c) of the Rule. A copy of the Rule is attached to this Code of Ethics as Appendix 1.

         Access Persons of the Advisor, in conducting their personal securities transactions, owe a fiduciary duty to clients of the Advisor. The fundamental standard to be followed in personal securities transactions is that Access Persons may not take inappropriate advantage of their positions. All personal securities transactions by Access Persons must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Access Person's interest and the interests of the clients of the Advisor, or any abuse of an Access Person's position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of a client's trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of a client. While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations and, in this regard, Access Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein.


B.       Definitions.
--------------------

         In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:

         1. "Access Person" means any trustee, officer or "advisory person" of the Advisor.

         2. "Advisory person" means (a) any employee of the Advisor or of any company in a control relationship to the Advisor, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a "Covered Security" by a Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to a Trust who obtains information concerning recommendations made to a Trust with regard to the purchase or sale of "Covered Securities".

         3. "Affiliated Fund" shall mean any current or future investment vehicle which is sponsored, in whole or in part by the Advisor.

         4. "Beneficial ownership" has the meaning set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended, a copy of which is included as Appendix 3. The determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

         5. "being considered for purchase or sale" means such time when a recommendation to purchase or sell a covered security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         6. "Control" has the meaning set forth in Section 2(a)(9) of the Act.

         7. "Covered Security" has the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; and shares issued by registered open-end investment companies. A high-quality short-term debt instrument is one with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

         8. "Investment Personnel" of the Advisor means (a) any employee of the Advisor (or of any company in a control relationship to the Advisor) who, in connec-

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

    tion with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Trust and (b) any natural person who controls the Advisor and who obtains information concerning recommendations made to a Trust regarding the purchase or sale of securities by a Trust.

         9. "Investment Committee" means that committee formed pursuant to
    Section 6.2(b) of the Advisor's Limited Liability Company Agreement.

         10. "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer or which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

         11. "Limited Offering" means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), 4(6) or Rule 504, 505 or 506 under the Securities Act of 1933.

         12. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         13. "Putnam Code" means the Code of Ethics adopted by Putnam Investments LLC and its subsidiaries.

         14. "Restricted Security" means any Covered Security of an issuer who is maintained on the Trust's list of restricted securities as maintained by a Review Officer.

         15. "Review Officer" means such persons as appointed by the Managing Member of the Advisor pursuant to Section VI.1 of this Code.

         16. Trust means TH Lee, Putnam Investment Trust or any other registered investment company managed in whole or in part by the Advisor.



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

C.       Restrictions Applicable to Officers and Employees of THLPCM.
--------------------------------------------------------------------

         1. All officers and employees of THLPCM who are also officers and employees of Putnam Investments, LLC or any subsidiary shall be subject to the restrictions, limitations and reporting responsibilities set forth in the Putnam Code, respectively, as if fully set forth herein.

         2. Persons subject to this Section III shall not be subject to the restrictions, limitations and reporting responsibilities set forth in Sections
IV. and V. below.


D.       Prohibitions; Exemptions.
---------------------------------

1.       Prohibited Purchases and Sales.
--       ------------------------------

         a. No Access Person may purchase or sell, directly or indirectly, any Covered Security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale:

         (1) is being considered for purchase or sale by a Trust;
         (2) is being purchased or sold by a Trust; or
         (3) was purchased or sold by a Trust during the 15-day period immediately prior thereto.

2.       Exemptions From Certain Prohibitions.
--       ------------------------------------

         The prohibited purchase and sale transactions described in paragraph
IV.1 above do not apply to the following personal securities transactions:

         a. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

         b. purchases or sales which are non-volitional on the part of either the Access Person or a Trust;

         c. purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase plan option); (1)

         d. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

         e. purchases or sales which are only remotely potentially harmful because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held;

         f. purchases or sales of Covered Securities which are not eligible for purchase by a Trust;

         g. any purchase or sale which the applicable Review Officer approves on the grounds that its potential harm to a Trust is remote.

3.       Prohibited Recommendations.
--       --------------------------

         An Access Person may not recommend the purchase or sale of any Covered Security to or for a Trust without having disclosed his or her interest, if any, in such security or the issuer thereof, including without limitation:

         a. any direct or indirect beneficial ownership of any Covered Security of such issuer, including any Covered Security received in a private securities transaction;

         b. any contemplated purchase or sale by such person of a Covered Security;

         c. any position with such issuer or its affiliates; or

         d. any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such Covered Securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such Covered


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

Securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Trust or on the market for the Covered Securities generally, such Access Person shall not be required to disclose his or her interest in the Covered Securities or issuer thereof in connection with any such recommendation.

4.       Restricted Securities.
--       ---------------------

         No Access Person may purchase or sell any Restricted Securities at any time, in order to assure that such person do not profit improperly from his or her position on behalf of a Trust.


5.       Pre-approval of Investments in Initial Public Offerings or Limited
--       ------------------------------------------------------------------
         Offerings.
         ---------

         No Investment Personnel shall purchase any security (including, but not limited to, any Covered Security) issued in an initial public offering ("IPO") or a Limited Offering unless the applicable Review Officer approves the transaction in advance. Such Review Officer shall maintain a written record of any decisions to permit these transactions, along with the reasons supporting the decision.


D.       Reporting.
------------------

1.       Initial Holdings Reports.
--       ------------------------

         No later than ten (10) days after a person becomes an Access Person, he or she must report to the Advisor the following information:

         a. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

         b. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         c. the date that the report is submitted by the Access Person.


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

2.       Quarterly Reporting.
--       -------------------

         a. Every Access Person shall either report to the Advisor the information described in paragraphs B and C below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph d below.

         b. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

         (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

         (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (3) the price at which the transaction was effected;

         (4) the name of the broker, dealer or bank with or through whom the transaction was effected;

         (5) the date that the report is submitted by the Access Person; and

         (6) a description of any factors potentially relevant to an analysis of whether the Access Person may have a conflict of interest with respect to the transaction, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by a Trust.

         c. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, no later than 10 days after the end of a calendar quarter, an Access Person shall provide a report to the Advisor containing the following information:

         (1) the name of the broker, dealer or bank with whom the Access Person established the account;

         (2) the date the account was established; and

         (3) the date that the report is submitted by the Access Person.

         d. If no transactions were conducted by an Access Person during a calendar quarter that are subject to the reporting requirements described above, such Access Person shall, not later than 10 days after the end of that calendar quarter, provide a written representation to that effect to the Advisor.

         e. At the request of the applicable Review Officer, all Access Persons shall direct their brokers to supply the applicable Review Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

3.       Annual Reporting.
--       ----------------

         a. Every Access Person shall report to the Advisor the information described in paragraph b below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security.

         b. Annually, within 30 days of the end of each calendar year, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

         c. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

         d. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         e. The date that the report is submitted by the Access Person.

4.       Exceptions to Reporting Requirements.
--       ------------------------------------

         a. An Access Person is not required to make a report otherwise required under paragraphs 1, 2 or 3 above with respect to any transaction effected for any account over which the Access Person does not have any direct or indirect influence or control; provided, (however, that if the Access Person is relying upon the provisions of this paragraph 4(a) to avoid making such a report, the Access Person shall, not later than 10 days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.)

5.       Annual Certification.
--       --------------------

         a. All Access Persons are required to certify that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Access Persons are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. A copy of the certification form to be used in complying with this paragraph A is attached to this Code of Ethics as Appendix 3.

         b. The Advisor shall prepare an annual report to the Board of Trustees of each Trust which shall:

         (1) Summarize existing procedures concerning personal investing, including pre-clearance policies and the monitoring of personal investment activity after pre-clearance has been granted, and any changes in the procedures during the past year;

         (2) describe any issues arising under the Code of Ethics or procedures since the last report to the Board including, but not limited to, information about any material violations of the Code of Ethics or procedures and the sanctions imposed during the past year;

         (3) identify any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practice or developments in applicable laws and regulations;

         (4) contain such other information, observations and recommendations as deemed relevant by the Advisor; and

         (5) certify that the Advisor has adopted Codes of Ethics with procedures reasonably necessary to prevent Access Persons from violating the provisions of Rule 17j-1(b) or this Code.

6.       Notification of Reporting Obligation and Review of Reports.
--       ----------------------------------------------------------

         Each Access Person shall receive a copy of this Code of Ethics and be notified of his or her reporting obligations. All reports shall be promptly submitted upon completion to the appropriate Review Officer who shall review such reports.

7.       Miscellaneous.
--       -------------

         Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.

E.       Administration of the Code.
-----------------------------------

1.       Appointment of Review Officer.
--       -----------------------------

         The Advisor's Managing Member shall appoint a Review Officer to administer the Putnam Code with respect to those officers, employees of the Advisor or members of the Investment Committee subject to the Putnam Code (the "Putnam Review Officer"). The Advisor's Managing Member shall also appoint an assistant Review Officer to administer this Code of Ethics with respect to those officers, employees of the Advisor or members of the Investment Committee who are subject to this Code (the Assistant Review Officer") (each "A Review Officer").

2.       A Review Officer's Duties and Responsibilities.
--       ----------------------------------------------

         a. Each Review Officer shall notify each person who becomes an Access Person of the Trust and who is required to report under this Code of Ethics of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

         b. Each Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Trust's completed portfolio transactions and a list of Covered Securities that were being considered for purchase or sale by the Advisor during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the applicable Review Officer must give the person an opportunity to supply explanatory material.

         c. If a Review Officer finds that a Code violation has occurred, or believes that a Code violation may have occurred, such Review Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the Managing Member's Chief Compliance Officer. The Managing Member will determine whether the person violated the Code.

         d. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

         e. Each Review Officer will submit his or her own reports, as may be required pursuant to this Code, to an Alternate Review Officer who shall fulfill the duties of such Review Officer with respect to the Review Officer's reports.

         f. Each Review Officer will create a written report detailing any approval(s) granted to Access Persons for the acquisition of securities offered in connection with an IPO or Limited Offering. The report must include the rationale supporting any decision to approve such an acquisition.


3.       Recordkeeping.
--       -------------

         The Review Officers will maintain the records set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies. The Assistant Review Officer shall supply the Putnam Review Officer with all records maintained by such Review Officer upon request.

         a. A copy of this Code and any other code adopted by the Advisor, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

         b. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

         c. A copy of each quarterly transaction report, initial holdings report, and annual holdings report submitted under this Code, including any information provided in lieu of any such reports made under the Code will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

         d. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

         e. A copy of each annual report required by Section V.3. of this Code must be maintained for at least five years from the end of the fiscal year in which it its made, for the first two years in any easily accessible place.

         f. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or Limited Offering, for at least five years after the end of the fiscal year in which the approval is granted.

4.       Confidentiality.
--       ---------------

         No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Advisor) any information regarding securities transactions by the Advisor or consideration by the Advisor.

         All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

5.       Sanctions.
--       ---------

         Upon discovering a violation of this Code of Ethics, the Managing Member may impose any reasonable sanctions it deems appropriate, including a letter of censure, the suspension or termination of, officer or employee or member of the Investment Committee of the Advisor, or the recommendation to the employer of the violator of the suspension or termination of the employment of the violator.


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

Dated:   July 23, 2001

                                   Appendix 1
                                   ----------

               Rule 17j-l under the Investment Company Act of 1940
               ---------------------------------------------------

17j-1 -- Personal investment activities of investment company personnel

  a. Definitions. For purposes of this section:

     1.   Access Person means:

     i. Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

     A. If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

     B. An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

     ii. Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

     2. Advisory Person of a Fund or of a Fund's investment adviser means:

     i. Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

     ii. Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

     3. Control has the same meaning as in section 2(a)(9) of the Act.

     4. Covered Security means a security as defined in section 2(a)(36) of the Act, except that it does not include:

     i. Direct obligations of the Government of the United States;

     ii. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

     iii. Shares issued by open-end Funds.

     5. Fund means an investment company registered under the Investment Company Act.

     6. An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     7. Investment Personnel of a Fund or of a Fund's investment adviser means:

     i. Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

     ii. Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     8. A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

     9. Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

     10. Security Held or to be Acquired by a Fund means:

     i. Any Covered Security which, within the most recent 15 days:

     A. Is or has been held by the Fund; or

     B. Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

     ii. Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

     b. Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     1. To employ any device, scheme or artifice to defraud the Fund;

     2. To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     4. To engage in any manipulative practice with respect to the Fund.

     c. Code of Ethics.

     1. Adoption and Approval of Code of Ethics.

     i. Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

     ii. The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Funds, investment adviser's, or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

     iii. If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph
(c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

     2. Administration of Code of Ethics.

     i. The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

     ii. No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

     A. Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

     B. Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

     3. Exception for Principal Underwriters. The requirements of paragraphs
(c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

     i. The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

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

     ii. An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

     d. Reporting Requirements of Access Persons.

     1. Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

     i. Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

     A. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

     B. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

     C. The date that the report is submitted by the Access Person.

     ii. Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

     A. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

     1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

     2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     3. The price of the Covered Security at which the transaction was effected;

     4. The name of the broker, dealer or bank with or through which the transaction was effected; and

     5. The date that the report is submitted by the Access Person.

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

     B. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

     1. The name of the broker, dealer or bank with whom the Access Person established the account;

     2. The date the account was established; and

     3. The date that the report is submitted by the Access Person.

     iii. Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

     A. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

     B. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

     C. The date that the report is submitted by the Access Person.

     2. Exceptions from Reporting Requirements.

     i. A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

     ii. A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act, and who would be required to make a report solely by reason of being a Fund director, need not make:

     A. An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph (d)(1)(iii) of this section; and

     B. A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

     iii. An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

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

     A. The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

     B. The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

     iv. An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under ss.275.204-2(a)(12) or 275.204- 2(a)(13) of this chapter.

     v. An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

     3. Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

     4. Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
(d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

     5. Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under ss.240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

     e. Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or

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

the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

f.   Recordkeeping Requirements.

     1. Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

     A. A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

     B. A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

     C. A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     D. A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

     E. A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     2. A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.



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

                                   Appendix 2
                                   ----------

                               CERTIFICATION FORM


         This is to certify that I have read and understand the Code of Ethics of TH Lee, Putnam Capital Management LLC dated July 23, 2001, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

         This is to further certify that I have complied with the requirements of such Code of Ethics and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Code of Ethics.


         Please sign your name here:         -------------------------


         Please print your name here:        -------------------------


         Please date here:                   -------------------------




         Please sign two copies of this Certification Form, return one copy to ____________ Review Officer, ________________, Boston Massachusetts, and retain the other copy, together with a copy of the Code of Ethics, for your records.



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